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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding

9 5/8% Senior Subordinated Notes due 2014

and

10 3/8% Senior Subordinated Notes due 2014

in Exchange for

$1,225,000,000 principal amount of the 9 5/8% Senior Subordinated Notes due 2014

and
€200,000,000 principal amount of the 10 3/8% Senior Subordinated Notes due 2014 of
BCP CRYSTAL US HOLDINGS CORP.

The exchange notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by Celanese Holdings LLC, the direct parent of BCP Crystal US Holdings Corp., and by all of BCP Crystal US Holdings Corp.'s domestic, wholly owned subsidiaries that guarantee BCP Crystal US Holdings Corp.'s obligations under the senior credit facilities.

Registered holders of outstanding 9 5/8% Senior Subordinated Notes due 2014 and 10 3/8% Senior Subordinated Notes due 2014 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of new 9 5/8% Senior Subordinated Notes due 2014 and 10 3/8% Senior Subordinated Notes due 2014(the "Exchange Notes") and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or hand delivery to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Outstanding Dollar Notes" and "—Procedures for Tendering Outstanding Euro Notes" in the Prospectus.

The Exchange Agent is:

JPMORGAN CHASE BANK

Dollar Notes

By Registered or Certified Mail:	By Fascimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Giselle Guadalupe Telephone: 212-815-6331	212-298-1915	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Giselle Guadalupe Telephone: 212-815-6331
To Confirm by Telephone:
212-815-6331

Euro Notes
By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of New York, London Lower Ground Floor 30 Cannon Street EC4M 6XH London England Attn: Julie McCarthy Telephone: +44-207-964-6512	+44-207-964-7294 (for eligible institutions only)	The Bank of New York, London Lower Ground Floor 30 Cannon Street EC4M 6XH London England Attn: Julie McCarthy Telephone: +44-207-964-6512

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                        , 2005 of BCP Crystal US Holdings Corp. (the "Prospectus"), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Outstanding Notes (Please print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Bonds Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Euroclear or Clearstream, Luxembourg Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or agent's message in lieu thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized Signature)
Address:	Title:
Name:
(Zip Code)		(Please type or print)
Area Code and Telephone No.:
Date:

NOTE:    DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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SIGN HERE